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                                                                  EX.99.CODE ETH

                                 CODE OF ETHICS
                                       FOR
                  CHIEF EXECUTIVE AND SENIOR FINANCIAL OFFICERS
                                       OF
            KINETICS MUTUAL FUNDS, INC. AND KINETICS PORTFOLIOS TRUST

         Kinetics Mutual Funds, Inc. (the "Company") and Kinetics Portfolios Trust (the "Trust," and together with the Company, the "Funds") are committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate disclosure -- financial and otherwise -- in compliance with applicable law. This Code of Ethics, applicable to the Funds' Chief Executive Officer (the President and Chairman of the Board) and Chief Financial Officer (the Treasurer) (or persons performing similar functions) (together, "Senior Officers"), sets forth policies to guide you in the performance of your duties and is for the purpose of promoting:

         - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         - full, fair, accurate, timely and understandable disclosure in reports and documents that the Funds file with, or submit to, the Securities and Exchange Commission and in other public communications made by the Funds;

         - compliance with applicable laws and governmental rules and regulations;

         - the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in this Code; and

         -        accountability for adherence to this Code.

                  As a Senior Officer, you must comply with applicable law. You also have a responsibility to conduct yourself in an honest and ethical manner. You have leadership responsibilities that include creating a culture of high ethical standards and a commitment to compliance, maintaining a work environment that encourages the internal reporting of compliance concerns and promptly addressing compliance concerns.

                  This Code of Ethics recognizes that the Senior Officers are subject to certain conflicts of interest inherent in the operation of investment companies, because, among other reasons, the Senior Officers currently or may in the future serve as officers or employees of the Funds' investment advisor (the "Advisor") and/or affiliates of the Funds' investment advisor (collectively, "Kinetics"). This Code of Ethics also recognizes that certain laws and regulations applicable to, and certain policies and procedures adopted by, the Funds or Kinetics govern your conduct in connection with many of the conflict of interest situations that arise in connection with the operations of the Funds, including:

         - the Investment Company Act of 1940, as amended, and the rules and regulation promulgated thereunder by the Securities and Exchange Commission (the "1940 Act");

         - the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "Advisers Act");

         - the Code of Ethics adopted by the Funds pursuant to Rule 17j-1(c) under the 1940 Act (the "Funds' 1940 Act Code of Ethics");


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         -        one or more codes of ethics adopted by Kinetics that have been reviewed and approved by those directors of the Company and trustees of the Trust that are not "interested persons" of the Company and the Trust, respectively, (the "Independent Directors/Trustees"), within the meaning of the 1940 Act ("Kinetics' 1940 Act Code of Ethics" and, together with the Funds' 1940 Act Code of Ethics, the "1940 Act Codes of Ethics"); and

         - Kinetics's general policies and procedures to address, among other things, conflict of interest situations and related matters (collectively, the "Kinetics Policies").

The provisions of the 1940 Act, the Advisers Act, the 1940 Act Codes of Ethics, and the Kinetics Policies are referred to herein collectively as the "Additional Conflict Rules".

                  This Code of Ethics is different from, and is intended to supplement, the Additional Conflict Rules. Accordingly, a violation of the Additional Conflict Rules by a Senior Officer is hereby deemed not to be a violation of this Code of Ethics, unless and until the Independent Directors/Trustees shall determine that any such violation of the Additional Conflict Rules is also a violation of this Code of Ethics.

SENIOR OFFICERS SHOULD ACT HONESTLY AND CANDIDLY

                  Each Senior Officer has a responsibility to the Funds to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

                  Each Senior Officer must:

         - act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

         - comply with the laws, rules and regulations that govern the conduct of the Funds' operations and report any suspected violations thereof in accordance with the section below entitled "Compliance"; and

         -        adhere to a high standard of business ethics.

CONFLICTS OF INTEREST

                  A conflict of interest for the purpose of this Code of Ethics occurs when your private interests, or those of your family members, interfere in any way, or even appear to interfere, with the interests of the Funds.

                  Senior Officers are expected to use objective and unbiased standards when making decisions that affect the Funds, keeping in mind that Senior Officers are subject to certain inherent conflicts of interest because Senior Officers of the Funds, or a member of a Senior Officer's family, also are or may be officers of Kinetics (as a result of which it is incumbent upon you to be familiar with and to seek to comply with the Additional Conflict Rules).

                   You are required to conduct the business of the Funds in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to the Funds where you are

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receiving a personal benefit, you should act in accordance with the letter and spirit of this Code of Ethics.

                  If you are in doubt as to the application or interpretation of this Code of Ethics to you as a Senior Officer of the Funds, you should make full disclosure of all relevant facts and circumstances to the Audit Committees of the Funds and obtain approval prior to taking action.

Each Senior Officer must:

         -        avoid conflicts of interest wherever possible;

         -        handle any actual or apparent conflict of interest ethically;

         - not use his or her personal influence or personal relationships to influence investment decisions or financial reporting by the Funds whereby the Senior Officer would benefit personally to the detriment of the Funds;

         - not cause the Funds to take action, or fail to take action, for the personal benefit of the Senior Officer rather than the benefit of the Funds;

         - not use material non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

         - report at least annually affiliations or other relationships with the Funds, the Advisor or the distributor, including any related conflict of interest.

                  Some conflict of interest situations that should always be approved by the Audit Committees, if material, include the following:

         - the receipt of any entertainment or non-nominal gift by the Senior Officer, or a member of his or her family, from any company with which the Funds have current or prospective business dealings (other than Kinetics), unless such entertainment or gift is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         - any ownership interest in, or any consulting or employment relationship with, any of the Funds' service providers, other than Kinetics; or

         - a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Senior Officer's employment by Kinetics, such as compensation or equity ownership.
DISCLOSURES

                  It is the policy of the Funds to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Funds file with, or submits to, the Securities and Exchange Commission and in all other public communications made by the Funds. As a Senior Officer, you are required to promote compliance with this policy and to abide by the Funds' standards, policies and procedures designed to promote compliance with this policy.

                                 Each Senior Officer must:
         - familiarize himself or herself with the disclosure requirements applicable to the Funds as well as the business and financial operations of the Funds; and


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         -        not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, including to the Trustees/Directors, the Funds' independent auditors, the Funds' counsel, counsel to the Independent Trustees/Directors, governmental regulators or self-regulatory organizations. Unless otherwise required by law, this Code shall be disclosed as required by the Securities and Exchange Commission.

                                   COMPLIANCE

                  It is the Funds' policy to comply with all applicable governmental laws, rules and regulations. It is the personal responsibility of each Senior Officer to adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to affiliated transactions, accounting and auditing matters.

                                 ACCOUNTABILITY

                                 Each Senior Officer must:

         - upon receipt of the Code of Ethics, sign and submit to the Funds' Boards an acknowledgement stating that he has received, read and understands the Code on the certification attached hereto as Appendix A.

         - annually thereafter affirm to the Funds' Boards that he has complied with the requirements of the Code and reported any violations of the Code on the certification attached hereto as Appendix A.

         - notify the Audit Committee promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

         - not retaliate against any other Senior Officer or any employee of the Funds or affiliated persons of the Funds or the Funds' service providers for reports of potential violations that are made in good faith.

                              REPORTING VIOLATIONS

                  The Funds' Audit Committees are responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Funds' Audit Committees may consult Fund counsel in order to effectively discharge its responsibilities.

                            INVESTIGATION PROCEDURES

                  The Funds will follow these procedures in investigating and enforcing this Code of Ethics:

         - The Audit Committee will take all appropriate action to investigate any potential violations of the Code;

         - If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action;

         - Any matter that the Audit Committee believes is a violation of this Code will be reported to the Funds' Board; and

         - If the Board concurs that a violation has occurred, it will take action which it considers appropriate. Such action may include a review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of each service provider or its governing body; or a recommendation to dismiss the Senior Officer.

WAIVERS OF CODE OF ETHICS

                  The Audit Committees are responsible for granting waivers, implicit or otherwise, of this Code of Ethics, as appropriate. Such Committees will be responsible for granting waivers, as appropriate; and any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

                  A waiver is the approval of a material departure from a provision of this Code. An implicit waiver is the Funds' failure to take action within a reasonable period of time

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regarding a material departure from a provision of this Code that has been made known to the Audit Committees.

RECORDKEEPING

                  The Funds will maintain and preserve for a period of not less than six (6) years from the date an action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Audit Committees: (i) that provided the basis for any amendment or waiver to this Code of Ethics; and (ii) relating to any violation of this Code of Ethics and sanctions imposed for such violation, together with a written record of the approval or action taken by the Audit Committees.

CONFIDENTIALITY

                  All reports and records prepared or maintained pursuant to this Code of Ethics shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the Audit Committees, the Funds and their counsel, Kinetics and its counsel and any other advisors, consultants or counsel retained by the Boards of the Company or the Trust or the Audit Committees.

AMENDMENTS

                  This Code of Ethics, other than Exhibit A, may not be amended except in written form, which is specifically approved by a majority vote of the Boards of the Company and the Trust, including a majority of the Independent Directors/Trustees.

NO RIGHTS CREATED

                  This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern each of the Senior Officers in the conduct of the Funds' business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.




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APPENDIX A


            KINETICS MUTUAL FUNDS, INC. AND KINETICS PORTFOLIOS TRUST

         CERTIFICATION AND ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge and certify that I have received a copy of the Code of Ethics for the Chief Executive Officer (President/Chairman of the Board) and Chief Financial Officer (the Treasurer) of Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust (the "Code"). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.


APPLICABLE NEXT YEAR:

I acknowledge that I complied with the Code for the one-year period ended __________.

I acknowledge that I reported all violations of this Code of Ethics for the one-year period ended ___________ of which I am aware.

(Please submit on a separate piece of paper, exceptions to these acknowledgements.)



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Officer Name (Please Print)               Officer Signature


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                                          Date